Exhibit I
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of the Issuer, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of November 3, 2010.

MP Thrift Investments L.P.
By:	MP (Thrift) Global Partners III LLC
General Partner

By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	General Counsel

MPGOP III Thrift AV-I L.P.
By:	MP (Thrift) Global Partners III LLC
General Partner

By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	General Counsel

MPGOP (Cayman) III Thrift AV-I L.P.
By:	MP (Thrift) Global Partners III LLC
General Partner

By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	General Counsel

MP (Thrift) Global Partners III LLC
By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	General Counsel

MP (Thrift) Asset Management LLC
By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	General Counsel

MP (Thrift) LLC
By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	General Counsel

David J. Matlin
By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	Attorney-in-Fact

Mark R. Patterson
By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	Attorney-in-Fact

MP (Thrift) Global Advisers III LLC
By:	/s/ Robert H. Weiss
	Name:	Robert H. Weiss
	Title:	General Counsel